                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                                    Registration No. 333-_______

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                U.S. MEDSYS CORP.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

          Colorado                            5047                              84-1308436
-----------------------------     ----------------------------     ----------------------------------
  (State or jurisdiction of       (Primary Standard Industrial     I.R.S. Employer Identification No.
incorporation or organization     Classification Code Number)

                       1401 Seventeenth Street, Suite 1150
                             Denver, Colorado 80202
                                 (303) 296-2690
                                 --------------
          (Address and telephone number of principal executive offices)

                       1401 Seventeenth Street, Suite 1150
                             Denver, Colorado 80202
                             ----------------------
(Address of principal place of business or intended principal place of business)

                                 Peter G. Futro
                       1401 Seventeenth Street, Suite 1150
                             Denver, Colorado 80202
                                 (303) 296-2690
                                 --------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Troy A. Young, Esq.
                            Futro & Associates, P.C.
                       1401 Seventeenth Street, Suite 1150
                             Denver, Colorado 80202
                              phone: (303) 295-3360
                            facsimile: (303) 295-1563

                                   ----------

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _X_

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
       Title of each Class                           Proposed Maximum        Proposed Maximum        Amount of
         of Securities                Amount to be    Offering Price        Aggregate Offering     Registration
        to be Registered               Registered    Per Security (n1)            Price                Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par (n2)..............3,278,102         $4.075               $13,358,265.65       $1,692.49
Total..................................3,278,102                              $13,358,265.65       $1,692.49
------------------------------------------------------------------------------------------------------------------------


(n1) In accordance with Rule 457(c), the aggregate offering price of shares of common stock of U.S. MedSys Corp. is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the OTC Bulletin Board for the Common Stock on June 4, 2004, which was $4.075 per share.

(n2) Represents outstanding shares of common stock held by certain selling securityholders.

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS

                                U.S. MEDSYS CORP.

              The Resale of Up to 3,278,102 Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.

                                   ----------

This prospectus relates to the resale by the selling securityholders of up to 3,278,102 shares of common stock. The selling securityholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions.

We will receive no proceeds from the sale of the shares by the selling shareholders. However, we have received proceeds from the sale of shares that are presently outstanding. In addition, we may receive additional proceeds from the exercise of warrants held by selling securityholders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol UMSY.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 4 of this prospectus.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

               The date of this prospectus is ______________, 2004

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS


SECTION                                                                  PAGE
-------                                                                  ----
1.       Prospectus Summary .........................................      3
2.       Cautionary Statement Concerning Forward Looking Statements .      3
3.       Risk Factors ...............................................      4
4.       Use of Proceeds ............................................      6
5.       Description of U.S. MedSys Corp. ...........................      6
6.       Legal Proceedings ..........................................      9
7.       Description of Property ....................................      9
8.       Market for Common Stock and Related Shareholder Matters ....     10
9.       Management's Plan of Operation .............................     11
10.      Directors and Executive Officers ...........................     12
11.      Ownership of Securities by Beneficial Owners and Management      13
12.      Executive Compensation .....................................     15
13.      Certain Relationships and Related Transactions .............     17
14.      Selling Securityholders ....................................     18
15.      Plan of Distribution .......................................     21
16.      Description of Securities ..................................     22
17.      Interest of Named Experts and Counsel ......................     24
18.      Indemnification Disclosure For Securities Act Liabilities ..     24
19.      Changes In and Disagreements With Accountants
         On Accounting and Financial Disclosure                           24
20.      Where You Can Find More Information ........................     24
21.      Financial Statements .......................................     25

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes.

Unless the context otherwise requires, the terms "we," "our," "us," "Company" and "U.S. MedSys" refer to U.S. Medsys Corp., a Colorado corporation. Our principal offices are located at 1401 Seventeenth St., Suite 1150, Denver, Colorado 80202. Our telephone number is (303) 296-2690. The address of our website is www.usmedsyscorp.com. Information contained on our website is not a part of this prospectus.

The Offering

Securities Offered         Up to 3,278,102 shares of Common Stock.

Offering Price             The shares being registered hereunder are being
                           offered by the selling securityholders from time to time at the then current market price.

Dividend Policy            U.S. MedSys Corp. does not anticipate paying
                           dividends on its Common Stock in the foreseeable future.

Use of Proceeds            The shares offered herein are being sold by the
                           selling securityholders and as such, U.S. MedSys
                           Corp. will not receive any of the proceeds of the offering (see, "Use of Proceeds" section).

Material Risk Factors      This offering involves a high degree of risk,
                           elements of which include possible lack of profitability, competition, breach ofleasing agreements, death or incapacity of management and inadequate insurance coverage. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference contain forward-looking statements. Forward-looking statements relate to our future operations. They estimate the occurrence of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

         o        believes

         o        intends

         o        projects

         o        forecasts

         o        predicts

         o        may

         o        will

         o        expects

         o        estimates

         o        anticipates

         o        probable

         o        continue

This list is not comprehensive. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The risk factors discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents incorporated by reference were compiled by U.S. MedSys Corp. based upon assumptions it considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary, and these variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents incorporated by reference, as the case may be. We do not intend to update these statements, except as required by law. Therefore, you should evaluate them by considering any changes that may have occurred after the date these forward-looking statements appear.

We cannot guarantee the assumptions relating to the forward-looking statements or the documents incorporated by reference will prove to be accurate. Therefore, while these forward-looking statements contain our best good faith estimates as of the date of this prospectus, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.


                                  RISK FACTORS

An investment in our common stock involves major risks. The Investor should carefully consider the following risk factors, in addition to all of the other information available to the Investor, in determining whether to purchase shares of our stock.

WE ARE A HIGHLY SPECULATIVE INVESTMENT. We have been operating at a loss since inception, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment. For these and other reasons, the purchase of our stock must be considered a highly speculative investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND FINANCIAL INSTABILITY. For the year ended June 30, 2003, we had a net loss of $726,671. Losses are expected to continue for an undetermined time. As of June 30, 2003, we had a stockholders' deficit of $609,486 and a deficit accumulated during the development stage of $749,486. During the period from May 28, 2002 (inception) through March 31, 2004, we earned no revenue and incurred a net loss of approximately $1.8 million (unaudited). Our long term financial success will depend largely upon facts related to our operations. A report by our independent auditors for the period ended June 30, 2003 stated that there is substantial doubt as to whether we will be able to continue operations. There can be no assurance as to whether we will be able to achieve profitable operations or sustained revenues.

WE CANNOT BE SURE THAT FUTURE CAPITAL WILL BE AVAILABLE. We currently have adequate funds available to fund our operations over the next twelve months, but we will continue to require substantial funds for capital expenditures and related operating expenses in pursuit of our business plans. The timing and amount of such spending is difficult to predict accurately and will depend upon many factors. To the extent required, we may seek additional funds through additional private placements that will be exempt from registration. Any such additional private placements will not require prior shareholder approval and may include offerings of equity securities such as common stock or preferred stock which is convertible into common stock, or debt securities such as notes or debentures convertible into common stock. If additional funds are raised by issuing equity or debt securities, further dilution to shareholders could occur. Additionally, investors purchasing future equity or debt securities could be granted registration rights. There can be no assurance that additional financing will be available when needed or on terms acceptable to us.

WE DEPEND ON EXISTING MANAGEMENT; NO ADDITIONAL LIFE INSURANCE ON KEY PERSONNEL IS CARRIED. Our future success depends in a significant part upon the continued service of certain key management personnel. Competition for such personnel is intense, and there can be no assurance that we can retain its key managerial personnel or that it can attract, assimilate or retain other highly qualified managerial personnel in the future. The loss of key personnel, especially if without advance notice, or the inability to hire or retain qualified personnel could have a material adverse effect upon our business, financial condition and result of operations. We do not currently maintain additional life insurance on the life of any of its key officers, directors, employees or consultants. To date, we have relied on management's ability to raise capital through debt and equity private placement financings to fund our operations.

FUTURE DEPENDENCE ON MARKET ACCEPTANCE OF PRODUCTS. Our future is dependent upon the success of the current and future generations of one or more of the products we propose to sell. There can be no assurance that we can introduce any new products that, if introduced, will achieve market acceptance or allow us to achieve profitable operations.

SIGNIFICANT COMPETITION. Competition from other companies is significant. Most of the companies that compete with us have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the marketing of products. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to us.

DEPENDENCE ON OUTSIDE MANUFACTURERS AND SUPPLIERS. Currently, we rely, and intend to continue to rely, on outside suppliers for our products. There can be no assurance that these suppliers and manufacturers will be able to meet our cost and performance requirements in the future. In the event that any of our suppliers or manufacturers should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources, which could disrupt our business and have an adverse effect on our financial condition.

PREFERRED STOCK. The Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock. The preferred stock may be divided into one or more series. The board of directors is authorized to determine the rights, provisions, privileges and restrictions and number of authorized shares of any series of preferred stock. Additionally, the preferred stock can have other rights, including voting and economic rights that are senior to the common stock. The issuance of preferred stock could adversely affect the market value of the common stock.

WE HAVE NEVER PAID DIVIDENDS. The board of directors has the sole authority to determine whether cash dividends will be paid. This decision will depend on many factors including our earnings, capital requirements and financial condition. We have not paid cash dividends in the past and do not anticipate paying cash dividends in the near future.

HOW FUTURE SALES OF COMMON STOCK MAY AFFECT YOU. Future sales of common stock by management personnel and others may be made under Rule 144 of the 1933 Act. In general, under Rule 144, a person who has held their stock for one year may, under certain circumstances, sell within any three-month period a number of shares which is not greater than one percent of the then outstanding shares of common stock or (if qualified) the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Under certain circumstances, the sale of shares which have been held for two years by a person who is not affiliated with us is also permitted. Management and others may acquire shares of common stock which may be registered on Form S-8 and which may be sold in compliance with state securities laws without restriction by non-affiliates in, and by those affiliated with us either (i) under Rule 144 but without the one-year holding period or (ii) pursuant to an effective reoffer prospectus filed for the Form S-8. Future sales of common stock may have an adverse effect on the current market price of the common stock and adversely affect our ability to obtain future funding as well as create a potential market overhang.

OUR STOCK HAS BEEN LIMITED IN ITS PUBLIC TRADING; VOLATILITY OF STOCK. There has been a limited public trading market for our common stock, and there can be no assurance that an active trading market will be sustained in the future. There can be no assurance that the market price of the stock will not decline below its current price. We believe that fluctuations in our operating results and even mild expressions of interest on a particular day (being traded on the OTC Bulletin Board) can cause the market price of its shares to fluctuate, perhaps substantially. The stock can expect to experience substantial price changes in short periods of time, owing to the unpredictability of the OTC Bulletin Board. Stock markets in the United States have, from time to time, experienced significant price and volume fluctuations which are not necessarily related to our net worth or any other established criteria of value. It can be expected that substantial price swings will occur in the stock for the foreseeable future, and percentage changes in stock indices (such as the Dow Jones Industrial Average) could be magnified, particularly in downward movements of the markets. These fluctuations may adversely affect the price of the common stock.

RESTRICTIONS ON SECONDARY TRADING. While it is quoted on the OTC Bulletin Board and trades below $5.00 per share, our common stock will be subject to restrictions imposed by law that limit the ability of broker-dealers which sell such securities to anyone other than established customers and investors which meet certain sophisticated investor tests. These restrictions can affect the ability of broker-dealers to sell the stock and can also affect your ability to resell your stock in a market transaction.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling securityholders.


                        DESCRIPTION OF U.S. MEDSYS CORP.

HISTORY

U.S. MedSys Corp. was incorporated in Colorado on May 1, 1995 as Prime Rate Income & Dividend Enterprises, Inc. We changed our name to U.S. MedSys Corp. on March 29, 2004.

On November 12, 2002, we acquired 100% of the issued and outstanding common stock of U.S. MedSys Technologies, Inc. (formerly known as U.S. Medical Systems, Inc.) ("USMS") from the sole shareholder of USMS, Rangeley Corporation ("Rangeley"). As a result, USMS became a wholly-owned subsidiary of the Company, our former officers and directors resigned, and members of USMS's management team were appointed as new officers and directors, to serve until their successors are duly elected at the next annual shareholders' meeting of the Company.

As part of the reorganization, ownership of our former subsidiary, Pride, Inc., which operates a real estate investment business, was transferred to Michael L. Schumacher, a former officer and director of the Company. Mr. Schumacher agreed to assume independent responsibility for the completion of registration statement by Pride, Inc. for a "spin-off" distribution of shares of Pride, Inc. to the shareholders of record at November 27, 2002 (excluding Rangeley).

Since the reorganization, we have devoted our efforts to implementing the business plan of USMS.

CURRENT BUSINESS PLAN

We operate through our wholly-owned subsidiary, U.S. MedSys Technologies, Inc. ("USMS"), and we are considered a development stage company. Our objective is to become a marketing and distribution organization that provides medical devices and support services to medical markets in the United States by marketing and distributing state-of-the-art products and clinical protocols. We will focus on sales and marketing and will not be involved with other functions such as manufacturing and related engineering and product development.

We plan to introduce a series of new medical devices to existing markets in the medical industry. Initially, these markets include medical clinics, nursing homes and specialty medical centers.

We plan to generate revenues for the sale and/or leasing of medical equipment. In the future, we may also be able to generate revenue from other sources, such as licensing and royalty fees from the licensing of technologies, and fees for providing equipment service and maintenance.

THE PRODUCTS

         Ultrasound Scanner.
         ------------------

We recently reached agreement with Longport, Inc. of Swarthmore, Pennsylvania, a manufacturer of a unique, portable, high resolution ultrasound imaging device which is patented and has FDA marketing clearance. This medical device makes ultrasound biomicroscopy; the use of ultrasound to image living tissue at the microscopic level, a clinical reality. The device allows the first 3 centimeters (1 and 1/2 inches) of soft tissue to be imaged non-invasively and with clarity not presently available with other commercial technology. The applications for the technology include pressure ulcer (bed sore) prevention, chronic wounds, burns, dermatology, and product testing and superficial tendon and ligament pathology. New system architecture has been developed that not only allows linear array probes of up to 40 MHz frequency to be integrated, but deeper imaging phased probes to be utilized. This will enable us to address markets such as breast imaging, large organ assessment, musculoskeletel (including sports medicine), vascular imaging and obstetrics and gynecology.

The ultrasound scanner is a portable high-frequency (20 MHz) device which captures and reproduces images of soft tissue at high resolution (up to three centimeters below the skin) utilizing a laptop computer. The images can be stored electronically and e-mailed to an off site diagnostic center for interpretation. Included in the imaging process is the ability to annotate images, make linear and area measurements and produce a fractal analysis of any portion of the imaged tissue for objective interpretation. Scans can be compared in a tile format with up to 8 scans viewed at one time.

The scanner has applications in wound detection and assessment-burn treatment, product testing, muscle and skeletal imaging, dermatology and women's health issues. For instance, in the case of wound detection and treatment, clinicians can check the status of a wound and the surrounding tissue without having to incise the patient or put a probing device in the fragile wound bed. When used with a coupling gel, the scanner can penetrate certain types of wound dressings and produce an image, thus avoiding risks of infection and protecting the wound surface during the scanning process.

Ultrasound has been used for medical images for many years and has proven to be a safe and effective imaging device. Using sound waves emitted at frequencies well above the normal human ear response, echoed signals are converted into graphic images and displayed on a monitor. Computer programs that support ultrasound imaging use algorithms to document dimensions of areas being scanned. These measurements provide a baseline that the clinician can use to compare to other scans.

The scanner shares those characteristics, which are common to all ultrasound imaging equipment, but uses high frequency ultrasound at 20 MHz to provide high resolution images at depths of up to three centimeters. This compares to 4 to 7 MHz ultrasound frequency used to scan fetal images, and up to 10 MHz used by conventional ultrasound equipment. Traditional low-frequency ultrasound equipment is generally unable to image thin structures like skin. We believe that the scanner's ability to produce high-resolution images of thin structures, such as skin, subcutaneous tissue and superficial tendons, is unique and the device is significantly less expensive.

The depth used by the scanner to produce a useable image depends on the area being scanned and the clinical application. For instance, wounds on the ankle require an image depth of only 2 to 4 millimeters, an area generally too small to resolve using conventional imaging technology, but ideally suited to the use of the scanner. The scanner provides a clinician with a clear picture, at 65 by 200 microns, of the entire wound area. Consequently, the clinician need not disturb the wound with invasive procedures that can cause additional damage. Since wounds begin to heal from the inside, underneath the skin surface, the ability to observe the entire wound, up to three centimeters deep, gives clinicians a much better understanding of the patient's tissue. The ability to observe minute changes just below the skin's surface during the early stages of treatment gives clinicians a picture of the wound's status and allows them to evaluate the treatment's success faster than current methods permit. The scanner uses a proprietary software program to allow clinicians to objectively measure changes in the wound. The ability to track the healing process becomes critical during the early stages of a treatment program. Using the scanner, clinicians can identify the status of healing within days of starting treatment, instead of waiting up to a month for changes to appear on the wound surface. This helps clinicians quickly determine whether treatment changes are required, helping to decrease the healing time. The scanner's manufacturer has been assigned patents in the United States, Australia and South Africa, along with copyright protected software. The scanner has received FDA marketing clearance, patents, copyrights, UL and European marks.

         Deep Penetrating Laser

In the later part of 2004, we plan to introduce a deep penetrating laser product. The laser functions to treat muscle, bone, and joint conditions by delivering laser photons deep into the tissue via a high penetration beam. It treats a large volume of tissue at 4 inch plus depth, a similar depth being developed in the ultrasound scanner. Selected applications include arthritis, sports injuries, low back pain-disc injuries and carpel tunnel injuries. The markets are medical clinics and hospitals, both U.S. and foreign. The laser treats skin, muscle, bone and nerve conditions by delivering laser photons into the tissue with a programmable sweeping head. It can treat large area/volume of tissue and can be used in unattended mode, which reduces operating costs.


DESCRIPTION OF MARKETS

         Medical Clinic Network

We are initially focusing our efforts in the placement of high resolution imaging systems in medical clinics that are managed by Practice Management Corporation ("PMC"), headquartered in Lodi, New Jersey. PMC is a third party administrator and consultant to labor unions, and has been in business since 1986. PMC represents national healthcare networks; national labor owned insurance companies and national worker compensation carriers in forty (40) states. PMC owns, operates or manages all facets of healthcare delivery systems, including walk-in centers, physical therapy centers, MRI/radiology and same day surgery centers, along with its asset management and funding programs for physicians. The PMC network includes over 300 medical clinics. PMC's network is represented by 17 unions with a primary membership of approximately 1.3 million people and approximately 3.2 million individuals in its insurance pool. In addition, PMC has referral relationships with over 1,000 nursing homes and over 2,500 MRI centers.

         Podiatric Network

In May 2004 we executed an operating agreement for the formation of PMC/Footcare Network, LLC, to establish the country's largest podiatric network, based in Hackensack, New Jersey. Under the terms of the agreement, we invested $400,000 in PMC/Footcare Network, in return for its 51% ownership position.

The network has 1,600 podiatrist members with a target of 6,000 members within the next twelve months. PMC is an equity member in the LLC and is the manager of the network.

According to the American Podiatric Medical Association, in the U.S. there are over 13,000 doctors of podiatric medicine in active practice, and they receive more than 60,000,000 visits per year. Podiatric physicians provide three times more foot care services than orthopedic physicians, and more than all other kinds of physicians combined.

As the 51% owner of PMC/Footcare Network, we anticipate that we will earn revenues from our share of profits earned by the network for any referral fees paid to the network by its members. We also plan to sell or lease equipment to members of the network. In the future we anticipate providing network services to insurance companies, union healthcare plans and other healthcare networks through the PMC/Footcare Network.

         Other Markets

We believe that there are numerous potential markets for our products. As examples, these would include oncologists, dermatologists, breast pathologists, podiatrists, veterinarians, plastic surgeons and a host of other practitioners. When resources permit, we intend to pursue these types of markets.


EMPLOYEES

We have three full-time employees and two part time employees. We also retain the services of independent consultants from time to time, as management deems necessary.


                                LEGAL PROCEEDINGS

We are not involved in any legal proceedings.


                             DESCRIPTION OF PROPERTY

We do not own any real property. We pay rent on a month-to-month basis at the rate of $3,530 per month for office space at 1401 Seventeenth St., Suite 1150, Denver Colorado 80202. In addition to office space, this rate includes storage space, use of a phone system, and high-speed internet access. We pay rent to Futro & Associates, P.C., a law firm which serves as our legal counsel. Peter G. Futro, our CEO, is a member of Futro & Associates, P.C.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

There is a limited public market for the our common stock. Our common stock has been quoted on the OTC Bulletin Board under the symbol "UMSY" since March 29, 2004. Prior to that date, the symbol was "PIDV."

The following table sets forth the range of high and low bid quotations for our common stock on the OTC Bulletin Board for each quarter of the fiscal years ended June 30, 2002 and 2003, and the first, second and third quarters of the current fiscal year.

Quarter Ended         Low Bid   High Bid
-------------         -------   --------
September 30, 2001     $1.15     $1.90
December 31, 2001      $1.01     $1.18
March 31, 2002         $0.75     $1.18
June 30, 2002          $0.60     $1.50

September 30, 2002     $1.10     $1.50
December 31, 2002      $0.75     $2.50
March 31, 2003         $0.40     $1.05
June 30, 2003          $0.06     $0.40

September 30, 2003     $0.06     $0.66
December 31, 2003      $0.16     $2.75
March 31, 2004         $2.37     $3.70

The source of this information is the OTC Bulletin Board and other quotation services. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Holders

As of March 31, 2004, there were approximately 419 holders of record of our common stock (this number does not include beneficial owners who hold shares at broker/dealers in "street-name").

Dividends

To date, we have not paid any dividends on its common stock and do not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, our financial condition, and other factors as deemed relevant by our Board of Directors.

                         MANAGEMENT'S PLAN OF OPERATION


FINANCIAL CONDITION

We are a development stage company. We have not generated any revenues in the cumulative period from May 28, 2002 (inception) through March 31, 2004, and we have accrued an accumulated deficit of approximately $1.8 million. Our fiscal year end is June 30.

During the quarter ended March 31, 2004, we completed a private placement of our common stock. The Company sold 2,152,799 shares of its common stock at $1.75 per share to 45 accredited investors. Aggregate proceeds from the sale of the common stock was $3,767,399. We paid to Summit Financial Partners a finder's fee equal to 7% of the gross proceeds.

In connection with the offering, we agreed to use its best efforts to file a registration statement to register the shares of common stock for resale by the investors.

As a result of the private placement financing that was completed during the quarter, we will have adequate funds available to fund its operations over the next twelve months.

As of March 31, 2004, we had approximately $3.6 million in total assets, approximately $2 million in cash on hand, and approximately $219,000 in total liabilities.


BUSINESS PROGRESS

We operate through our wholly owned subsidiary, U.S. MedSys Technologies, Inc. ("USMS"). We acquired USMS in November 2002 in a transaction that was treated as a reverse acquisition for accounting purposes.

During the quarter, we made substantial progress in pursuit of our business plan. We are a development-stage marketing and distribution organization which provides medical devices and support services to the healthcare industry. We plan to focus on sales and marketing and outsource other functions such as manufacturing and related engineering and product development. In most cases, products will be sold or leased to medical clinics. Product support services will be provided directly by the product manufacturers.

Our initial product is the Model LDS-1 Ultrasound Scanner, which is produced by Longport, Inc. of Swarthmore, Pennsylvania. Longport is a medical technology company that specializes in high resolution ultrasound imaging.

In February 2004, we entered into a distribution agreement with Longport. We will distribute the Longport model LDS-1 ultrasound skin scanner to physicians within networks of medical clinics and, when resources permit, nursing homes. The contract calls for a total of 1,900 scanner units to be purchased over three years with 300 systems to be purchased in year one, 600 systems to be purchased in year two and 1,000 systems to be purchased in year three. As a condition of the contract, we placed a $500,000 deposit towards the purchase of the initial 100 scanner units.

We also paid $525,000 to Longport for the right to be the "Exclusive Distributor" of the scanner in the "wound care market" in the United States. The "wound care market" is defined as nursing homes, assisted care living facilities, rehabilitation centers and operating wound care centers.

In January 2004, we entered into a distribution agreement with Practice Management Corporation ("PMC") of Lodi, New Jersey, for the distribution of up to 200 ultrasound scanners per year, for a three year period, in the PMC network of health care clinics. PMC is a third-party administrator and represents national healthcare networks, national labor owned insurance companies and national worker compensation carriers in 40 states PMC owns, operates or manages all facets of healthcare delivery systems, including walk-in centers, physical therapy centers, same day surgery centers, MRI/radiology along with its asset management and funding programs for physicians. PMC'S network is represented by 17 unions with a primary membership of approximately 800,000 members, and approximately 2.3 million individuals in its insurance pool. Under the terms of the Agreement with PMC, we agreed to pay $100,000 to PMC, payable at the rate of $10,000 per month for ten months, plus a $5,000 placement fee for each scanner sold in PMC's network. Subject to agreements being negotiated with individual clinics, PMC shall be reimbursed for administrative fees, and we will be paid a usage fee based on a separate license agreement with the individual clinics.

In May 2004 we executed an operating agreement for the formation of PMC/Footcare Network, LLC, to establish the country's largest podiatric network, based in Hackensack, New Jersey. Under the terms of the agreement, we invested $400,000 in PMC/Footcare Network, in return for its 51% ownership position. The network has 1,600 podiatrist members with a target of 6,000 members within the next twelve months. PMC is an equity member in the LLC and is the manager of the network.


                        DIRECTORS AND EXECUTIVE OFFICERS

The Company has a Board of Directors which is currently comprised of three members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of our Board of Directors and our executive officers and their respective age and position are as follows:

                                                                              Director of
Name                  Age              Position with Registrant            Registrant Since
--------------        ---     -----------------------------------------    ----------------
Peter G. Futro         61     CEO, CFO, President, Treasurer & Director     November 2002

George Anagnost        54     Vice-President, Secretary and Director        November 2002

Kenton D. Sieckman     43     Director                                      November 2002


PETER G. FUTRO, age 61, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director. Mr. Futro is a practicing attorney and a member of the law firm of Futro & Associates, P.C. Denver, Colorado, which represents public and private companies in transactional areas of law including corporate, securities, mergers and commercial transactions. Mr. Futro graduated with a Ph.B. in Philosophy in 1966 from Wayne State University and a J.D. in 1971 from the University of Denver.

GEORGE ANAGNOST, age 54, Vice-President, Secretary and Director. Mr. Anagnost has over twenty years of experience in corporate finance, including serving as the syndicate manager and a member of the corporate finance department of RAF Financial Corporation. Mr. Anagnost also was the vice-president of advertising and public relations at Novan Energy Inc., a NASDAQ-listed company. Mr. Anagnost was also a member of the board of directors of Novan's AHS division. Novan Energy was the largest manufacturer and distributor of renewable energy and solar energy systems in Colorado, with over 50 distributors and 500 dealers nationwide. Novan Energy merged with US filter (former Ashland Oil Division) and in 2000 acquired by Vivendi Universal. Mr. Anagnost was a managing director of Mikorp LLC, a private hedge fund. Mr. Anagnost graduated with a B.A. in History from the University of Rhode Island in 1974, and participated in the M.S. program at Boston University's School of Public Communications, 1975 through 1978.

KENTON D. SIECKMAN, age 43, Director. Mr. Sieckman is currently the Vice President of Worldwide Technical Services at Wily Technology, Inc. During the previous year, Sieckman held the position of Area Vice President, North America Technology Business Unit for Oracle Corporation. From 1996 to 1999, he was a systems engineer at BEA Systems, Inc., and served as the Vice-President of Systems Engineering from 1999 to April 2003. Mr. Sieckman has executive-level management experience in overseeing sales, marketing and business planning functions for international software applications companies. Mr. Sieckman graduated with a B.A. in Mathematics and Computer Science from the University of Colorado in 1983.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of copies of such reports received or written representations from certain reporting persons, we believe that, during the year ended June 30, 2003, all Section 16(a) filing requirements applicable to its current officers, directors and ten percent shareholders were complied with by such persons, except as follows: a) none of the current officers and directors, who became such as a result of the reorganization in November 2002, filed their Initial Statement of Beneficial Ownership of Securities on Form 3; and b) Rangeley Corporation, which became a majority shareholder at the time of the reorganization, did not file its Form 3.


           OWNERSHIP OF SECURITIES BY BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 2004, the stock ownership of each person known by us to be the beneficial owner of five percent or more of our common stock, each Officer and Director individually and all Directors and Officers as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

Name and Address of                                         Amount and Nature of
Beneficial Owner (n1)                                   Beneficial Ownership(n1)(n2)      Percent of Class (n3)
-------------------------------------------------     -------------------------------     ---------------------
Peter G. Futro (n4) (n7)                                                      560,000                       1.8%
                                                      -------------------------------     ---------------------
George Anagnost (n5)                                                          250,000                       0.9%
                                                      -------------------------------     ---------------------
Kenton Sieckman (n6)                                                          250,000                       0.9%
                                                      -------------------------------     ---------------------
Rangeley Corporation (n7)                                                   8,301,097                      29.5%
                                                      ===============================     =====================
All executive officers and directors of the
Company as a group (3 persons) (n8)                                         9,361,097                      32.7%
=================================================     ===============================     =====================


(n1) Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named. The address for each person is c/o U.S. MedSys Corp., 1401 17th Street, Suite 1150, Denver, Colorado 80202.

(n2) Includes the amount of shares each person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, if any.

(n3) Based upon 28,115,546 shares issued and outstanding at May 31, 2004, plus the amount of shares each person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(n4)     Peter G. Futro is an executive officer and a director of the Company.

(n5) George Anagnost is an executive officer and a director of the Company. Included in the chart are options to acquire 250,000 shares of common stock, at an exercise price of $.25 per share, expiring November 3, 2006. The options were granted on November 3, 2004.

(n6) Kenton Sieckman is a director of the Company. Included in the chart are options to acquire 250,000 shares of common stock, at an exercise price of $.25 per share, expiring November 3, 2006. The options were granted on November 3, 2004.

(n7)     Rangeley Corporation is the largest shareholder of the Company. Peter
         G. Futro, an executive officer and director of the Company, is a control person of Rangeley Corporation, and therefore Mr. Futro is deemed to be the beneficial owner of the shares of common stock owned by Rangeley. For purposes of this table, Rangeley Corporation's ownership of the Company is listed separately.

(n8) This total includes ownership by the officer and directors: Peter G. Futro, George Anagnost and Kenton Sieckman. Also included is ownership of common stock by Rangeley Corporation, which is listed separately in the table but is deemed beneficially owned by Peter G. Futro.


EQUITY COMPENSATION PLAN INFORMATION

The following information concerning our equity compensation plan is as of the end of the fiscal year ended June 30, 2003:

                                Number of securities to be      Weighted-average             Number of securities
                                 issued upon exercise of        exercise price of            available for future
                                  outstanding options,        options, warrants and         issuance under equity
                                   warrants and rights              rights                    compensation plans
                                                                                            (excluding securities
                                                                                           reflected in column (a))
                                            (a)                                                      (n1)
        Plan category                                                 (b)                             (c)
------------------------------  ---------------------------  -----------------------------  ----------------------
Equity compensation plans
approved by security holders                 N/A                       N/A                            N/A

Equity compensation plans not
approved by security holders                 -0-                       N/A                          873,000

Total                                        -0-                       N/A                          873,000


On February 10, 2003, we adopted an employee benefit and consulting services compensation plan entitled the 2003 Stock Plan (the "2003 Plan"). The 2003 Plan covers up to 1,000,000 shares of common stock. The 2003 Plan has not previously been approved by security holders. Under the 2003 Plan, we may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of the U.S. MedSys Corp. and its subsidiaries. The purpose of the 2003 Plan is to promote the best interests of the company and its shareholders by providing a means of non-cash remuneration to eligible participants who contribute to our operating progress and earning power. The 2003 Plan is administered by our Board of Directors, which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which we may be liable if a direct issue of stock, and all other terms on which each option shall be granted.

All 873,000 shares that were available for issuance under the 2003 Plan as of June 30, 2003, were subsequently issued during the current fiscal year.

ITEM 10.  EXECUTIVE COMPENSATION.

(a)      General

The following information discloses all plan and non-plan compensation awarded to, earned by, or paid to our executive officers, and other individuals for whom disclosure is required, for all services rendered in all capacities to U.S. MedSys Corp and its subsidiaries.

(b)      Summary Compensation Table

The following table The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by U.S. MedSys Corp and/or its subsidiaries, to or for our Chief Executive Officer and each other person who earned in excess of $100,000, during the fiscal years ended June 30, 2003, 2002 and 2001.

                                                           Annual Compensation
                                                 ------------------------------------
              (a)                       (b)        (c)         (d)          (e)
             Name                                                          Other
              And                      Year                                Annual
           Principal                   Ended     Salary       Bonus     Compensation
           Position                   June 30      ($)         ($)           ($)
---------------------------------     -------    -------     ------     -------------
Peter G. Futro, Director, CEO,          2003     $90,000       -0-           -0-
CFO, President and Treasurer (n1)       2002       N/A         N/A           N/A
                                        2001       N/A         N/A           N/A



                                                       Long Term Compensation
                                             ---------------------------------------
                                                    Awards              Payouts
                                             ----------------------------------------
          (a)                     (b)           (f)            (g)           (h)             (i)
          Name                               Restricted
          And                    Year          Stock          Shares         LTIP         All Other
       Principal                 Ended        Award(s)      Underlying      Payouts      Compensation
        Position                June 30         ($)          Options          ($)            ($)
-------------------------     ----------     ----------     ----------     ----------    ------------
Peter G. Futro, Director,           2003        -0-            -0-            -0-            -0-
CEO, CFO, President and             2002        N/A            N/A            N/A            N/A
Treasurer (n1)                      2001        N/A            N/A            N/A            N/A


         (n1) As of June 30, 2003, of the $90,000 salary earned for the year then ended, the Company owed Mr. Futro the full amount as accrued but unpaid salary for the year then ended. Mr. Futro was not paid any of this amount during the year.

(c)      Option/SAR Grants in Last Fiscal Year

This table has been omitted, as no executive officers named in the Summary Compensation Table above received any awards of stock options or stock appreciation rights during the fiscal year ended June 30, 2003.

(d) Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

This table has been omitted, as no executive officers named in the Summary Compensation Table held any options or exercised any options during the fiscal year ended June 30, 2003.

(e)      Long-Term Incentive Plans ("LTIP") - Awards in Last Fiscal Year

This table has been omitted, as no executive officers named in the Summary Compensation Table above received any awards pursuant to any LTIP during the fiscal year ended June 30, 2003.

(f)      Compensation of Directors

No compensation was paid to our Directors for any service provided as a Director during the fiscal year ended June 30, 2003. There are no other formal or informal understandings or arrangements relating to compensation; however, Directors may be reimbursed for all reasonable expenses incurred by them in conducting our business. These expenses would include out-of-pocket expenses for such items as travel, telephone, and postage.

(g)      Employment Contracts and Termination of Employment and
         Change-in-Control Arrangements

We do not have any written employment agreements with any of our executive officers.

Our Board of Directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance,
(c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

Our Board of Directors is responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company. Our goals are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success. We intend to provide base salaries to our executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants.

Employee Benefit and Consulting Services Compensation Plan

As of June 30, 2003, We had one Employee Benefit and Consulting Services Compensation Plan in effect.

On February 10, 2003, we adopted an employee benefit and consulting services compensation plan entitled the 2003 Stock Plan (the "2003 Plan"). The 2003 Plan covers up to 1,000,000 shares of common stock. The 2003 Plan has not previously been approved by security holders. Under the 2003 Plan, we may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of the U.S. MedSys Corp. and its subsidiaries. The purpose of the 2003 Plan is to promote the best interests of the company and its shareholders by providing a means of non-cash remuneration to eligible participants who contribute to our operating progress and earning power. The 2003 Plan is administered by our Board of Directors, which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which we may be liable if a direct issue of stock, and all other terms on which each option shall be granted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, the Company entered into the following transactions in which its officers and directors had a material interest:

1. On November 12, 2002, the Company acquired 100% of the issued and outstanding common stock of U.S. MedSys Technologies, Inc. ("USMS") from the sole shareholder of USMS, Rangeley Corporation ("Rangeley"), in exchange for an aggregate of 15,000,000 shares of the Company's common stock pursuant to an Agreement and Plan of Reorganization dated November 12, 2002. As a result, USMS became a wholly-owned subsidiary of the Company. Peter G. Futro, the beneficial owner of Rangeley, became an officer and director of the Company.

As part of the reorganization, ownership of our former subsidiary, Pride, Inc., which operates a real estate investment business, was transferred to Michael L. Schumacher, a former officer and director of the Company. Mr. Schumacher agreed to assume independent responsibility for the completion of registration statement by Pride, Inc. for a "spin-off" distribution of shares of Pride, Inc. to the shareholders of record at November 27, 2002 (excluding Rangeley).

Also pursuant to the reorganization, the Company issued 1,650,000 shares of the Company's common stock to Pride, Inc.

Pursuant to the Reorganization Agreement, the Company executed a three-year, $360,000 promissory note in favor of Pride, Inc. The note was subsequently paid in full.

2. Peter G. Futro, an officer and director of the Company, is a member of a law firm that provides legal services to the Company. Mr. Futro does not bill the Company for any of his time, and the time billed by other attorneys at the firm is billed at rates substantially below their normal hourly rates and below market rates for comparable services.

3. Peter G. Futro, an officer and director of the Company, is a member of a law firm that provides legal services to the Company. The law firm provides office space to the Company for $3,530 per month. The Company believes that the rate is below market rates for comparable office space.

4. On November 3, 2003, Futro & Associates, P.C., a law firm that provides legal services to the Company, was issued 270,000 shares of common stock as payment in full for $67,552.38 in accrued legal fees as of October 31, 2003. Peter G. Futro, who is a member of the law firm, is also an executive officer and director of the Company.

5. On November 3, 2003, Peter G. Futro, an officer and director of the Company, was issued 560,000 shares of common stock as payment in full of $140,000 in accrued but unpaid salary.

                             SELLING SECURITYHOLDERS

The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of May 31, 2004, and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.

                                                                                        SHARES
                                                               MAXIMUM                BENEFICIALLY
                                            SHARES              SHARES                OWNED AFTER
                                         BENEFICIALLY         OFFERED IN             OFFERING(n2)
NAME OF SELLING                           OWNED PRIOR          OFFERING        --------------------------
SECURITYHOLDER                          TO OFFERING(n1)         NUMBER         NUMBER            PERCENT
------------------------------------    ---------------       ----------       -------          --------

Michael L. Peterson                             71,429            71,429             0                 0

Thomas R. Grimm Trust                           28,571            28,571             0                 0

Tom Lenner                                     100,000           100,000             0                 0

Richard S. Kopf                                 11,429            11,429             0                 0

Christensen 1996 Family Trust                  128,572           128,572             0                 0

Andrew M. Hoffmann                              22,857            22,857             0                 0

Merrill Lynch, PF&S, Inc.                      171,429           171,429             0                 0
FBO Michael L. Peterson
 IRRA  2DY-99005

Karen P. Christensen                            22,857            22,857             0                 0

The Ascend Fund                                257,143           257,143             0                 0

George A. Googins                               28,571            28,571             0                 0

Eamon Keegan                                    28,571            28,571             0                 0

Morrison Trust                                  85,714            85,714             0                 0

Kent Williams Investment Associates             85,715            85,715             0                 0
Employee Pension Plan dtd 01/01/1986

Margie H. Ginn IRA Charles                      30,000            30,000             0                 0
   Schwab & CO, Inc. Custodian

Timothy A. Ginn IRA Charles                     20,000            20,000             0                 0
   Schwab & CO, Inc. Custodian

L. Gene Tanner                                  15,000            15,000             0                 0

Ronald Baruch                                   15,000            15,000             0                 0

Nancy D. Thompson                                8,000             8,000             0                 0

                                                                                          SHARES
                                                              MAXIMUM                  BENEFICIALLY
                                            SHARES             SHARES                   OWNED AFTER
                                         BENEFICIALLY        OFFERED IN                 OFFERING(n2)
NAME OF SELLING                           OWNED PRIOR         OFFERING            ------------------------
SECURITYHOLDER                          TO OFFERING(n1)        NUMBER             NUMBER           PERCENT
------------------------------------    ---------------      ----------           ------           -------
Henry H. Hoffman                                 8,000            8,000                0                0

Gregory R. Thompson                             12,000           12,000                0                0

Richard F. Thompson                             60,000           60,000                0                0

Parabolic Investment Fund Ltd                   60,000           60,000                0                0

Richard F. Thompson & Dwight                     6,000            6,000                0                0
Thompson - Partners

Ted A. Fried                                    39,000           39,000                0                0

Brian W. Jarosch                                 5,000            5,000                0                0

Paul Stone                                      10,000           10,000                0                0

Horace Seely-Brown III                           5,000            5,000                0                0

David & Karen Morway                            11,428           11,428                0                0

Professional Traders Fund, LLC                 100,000          100,000                0                0

Generation Capital Associates                   60,000           60,000                0                0

Andrew W Watling & Karen M Watling               9,000            9,000                0                0

Samuel A. Tancredi                              25,000           25,000                0                0

Bald Eagle Fund, Ltd.                            6,240            6,240                0                0

Kensington Partners, LP                        119,560          119,560                0                0

Odin Partners LP                                40,000           40,000                0                0

Alan J. Kaufman, MD                             15,000           15,000                0                0

John A. Crisp                                   57,142           57,142                0                0

Jack H. Clark                                   14,285           14,285                0                0

James J. Clark                                  14,286           14,286                0                0

Frederic K. Azbell                               8,000            8,000                0                0

Stephens, Inc., Custodian for Jane B            20,000           20,000                0                0
   Cantor IRA

Stephens, Inc. Custodian for Anita de           30,000           30,000                0                0
  Vienne Tremain IRA

                                                                                           SHARES
                                                              MAXIMUM                   BENEFICIALLY
                                             SHARES            SHARES                    OWNED AFTER
                                          BENEFICIALLY       OFFERED IN                  OFFERING(n2)
NAME OF SELLING                            OWNED PRIOR        OFFERING             ------------------------
SECURITYHOLDER                           TO OFFERING(n1)       NUMBER              NUMBER           PERCENT
-------------------------------------    ---------------     ----------            ------           -------
Anita de Vienne Tremain                          20,000           20,000                0                0

Stuart E. Feick                                  20,000           20,000                0                0

Stephens, Inc. Custodian for Stuart E            30,000           30,000                0                0
   Feick IRA

Gulfstream Asset Management Corp.                 5,000            5,000                0                0

Diana Milley Revocable Trust                     20,000           20,000                0                0

Michael H. Weiss                                 36,000           36,000                0                0

Smith Exemption Trust                            36,000           36,000                0                0

Guerrilla Partners L.P.                         120,000          120,000                0                0

Anthony D. Altavilla                            522,500          175,000          347,500              1.2%

Alan C. Shoaf                                   110,920           37,500           73,420                *

Marlin C. Molinaro                              101,250           37,500           63,750                *

Chee Kin Chow                                    45,000           40,000            5,000                *

Douglas Greenwood                                25,000           25,000                0                0

Victor Minelli                                   35,000           25,000           10,000                *

Louis Spano                                      35,000           35,000                0                0

Jodie Quiles                                     26,000           26,000                0                0

Michael Rudolph                                  20,000           20,000                0                0

Molly Hanson                                     50,000           50,000                0                0

Hamilton Company                                200,000          200,000                0                0

Spectra Corp.                                   200,000          200,000                0                0

Skyline Limited                                 200,000          200,000                0                0

Brian Mark                                      137,143           57,143           80,000                *

Beth Ann Lavery                                  14,300           14,300                0                0

Daniel P. Dwyer                                  57,143           57,143                0                0

Dewey Burch                                      56,077           25,717           30,360                *

         (n1)     Represents common stock held by the selling securityholders.

         (n2) Assumes that all shares being registered for resale will be resold by the selling shareholders.

We are registering the shares for resale by the selling securityholders in accordance with registration rights granted to the selling securityholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling securityholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling securityholders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Certain selling securityholders have agreed to indemnify us against certain losses. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling the Company, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Between January 20 and March 16, 2004, we sold 2,152,799 shares of common stock at $1.75 per share to 45 accredited investors. Aggregate proceeds from the sale of the common stock was $3,767,399. In connection with the offering, we agreed to use its best efforts to file a registration statement to register the shares of common stock for resale by the investors.

Between August and October 2003, we sold 90,000 shares of common stock at $.10 per share to three investors. Aggregate proceeds from the sale of the common stock was $9,000. In connection with the offering, we agreed to use our best efforts to file a registration statement to register the shares of common stock for resale by the investors.

In November 2003, we issued an aggregate of 500,000 shares of common stock, valued at $.25 per share for accounting purposes (the market value on the date of the transactions), to three individuals principals of Summit Financial Partners LLC, in exchange for consulting services. In connection with the consulting agreement, we mutual agreed to include 250,000 of the shares in this registration statement for resale by the individuals.

In October 2003 and May 2004, Rangeley Corporation, our largest shareholder, privately sold an aggregate of 975,303 shares of our outstanding common stock owned to Rangeley to eleven persons listed in the above chart. In connection with these transactions, Rangeley agreed with them that Rangeley would cause us to register the shares of common stock for resale by these persons.


                              PLAN OF DISTRIBUTION

Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Each selling shareholder and any broker-dealer that assists in the sale of the common stock may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

The selling shareholders have agreed to comply with applicable securities laws. Each of the selling shareholders and any securities broker-dealer or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The offer and sale by the selling shareholders may be a "distribution" under Regulation M, in which case the selling stockholder, any "affiliated purchasers", and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 of Regulation M until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class of securities that are the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". In addition Rule 101 under Regulation M prohibits any "stabilizing bid" or "stabilizing purchase" by a selling shareholder in connection with a distribution for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities. We will not receive any of the proceeds from the sale of any of the shares by the selling shareholders.

We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.


                            DESCRIPTION OF SECURITIES

(a)      Capital Stock

U.S. MedSys Corp. is presently authorized to issue 200,000,000 shares of its common stock, no par value per share, and 1,000,000 shares of Preferred Stock, $10.00 par value per share. As of March 31, 2004, there were 28,115,546 shares of common stock issued and outstanding, and no shares of preferred stock were issued and outstanding.

(b)      Common Stock

The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors.

Shareholders have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

The outstanding shares of common stock are fully paid and non-assessable. There are no outstanding options, warrants or rights to purchase shares of common stock, other than disclosed in this Registration Statement.

(c)      Preferred Stock

U.S. MedSys Corp.'s Articles of Incorporation authorize us to issue 1,000,000 shares of preferred stock, $10.00 par value. The preferred stock may be divided into and issued in one or more series as may be determined by resolution of the board of directors. The board of directors is authorized, without any further action by the shareholders, to determine dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including voting and economic rights senior to the common stock so that the issuance of such preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock also may have the effect of delaying, deferring or preventing a change in control of our company without any action by shareholders.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the securities offered by the prospectus is being passed upon for the Company by the law firm of Futro & Associates, P.C., 1401 - 17th Street, Suite 1150, Denver, CO 80202.

Peter G. Futro, who is a member of Futro & Associates, P.C., is also an executive officer and director of the Company. Mr. Futro personally owns 560,000 shares of common stock the Company. Mr. Futro is also deemed to be the beneficial owner of 8,301,097 shares of the Company owned by Rangeley Corporation, due to Mr. Futro's status as a control person of Rangeley.

Futro & Associates, P.C. owns 270,000 shares of common stock of the Company. Mr. Futro disclaims beneficial ownership of the 270,000 shares owned by Futro & Associates, P.C.


            INDEMNIFICATION DISCLOSURE FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the Colorado Business Corporation Act or the provisions of the Company's Articles of Incorporation, as amended, or Bylaws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                       WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the Commission's website at www.sec.gov.

We are not required to deliver an annual report to shareholders; however, upon request, we will provide at no cost to our shareholders, annual reports containing audited financial statements.

You may request a copy of these filings, at no cost, by writing or calling us at:

                        Attention: Shareholder Relations
                        1401 Seventeenth St., Suite 1150
                             Denver, Colorado 80202
                                 (303) 296-2690

                              FINANCIAL STATEMENTS

The consolidated balance sheets of U.S. MedSys Corp. (formerly Prime Rate Income & Dividend Enterprises, Inc.) (a Development State Company) as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended June 30, 2003 and the periods from May 28, 2002 (inception) through June 30, 2002 and 2003, have been audited by Miller & McCollom, Denver, Colorado, an independent public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Miller & McCollom as experts in accounting and auditing and in giving said reports.

The unaudited financial statements for the period ended March 31, 2004, are also included herein.

                          INDEX TO FINANCIAL STATEMENTS

                                U.S. MEDSYS CORP.
                          (A Development Stage Company)



Consolidated Financial Statements
June 30, 2003 and 2002
(Audited)

                                                                    Page
                                                                    ----
Report of Independent Accountants .......................            F-2

Consolidated Balance Sheets .............................            F-3

Consolidated Statements of Operations ...................            F-4

Consolidated Statements of Stockholders' Equity (Deficit)            F-5

Consolidated Statements of Cash Flows ...................            F-6

Notes to Consolidated Financial Statements ..............     F-7 - F-13




Consolidated Financial Statements
March 31, 2004
(Unaudited)

                                                                     Page
                                                                     ----
Consolidated Balance Sheets .............................            F-14

Consolidated Statements of Operations ...................     F-15 - F-16

Consolidated Statements of Cash Flows ...................            F-17

Notes to Consolidated Financial Statements ..............     F-18 - F-20

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Prime Rate Income & Dividend Enterprises, Inc.

We have audited the accompanying consolidated balance sheets of Prime Rate Income & Dividend Enterprises, Inc. (A Development Stage Company) as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended June 30, 2002 and the periods from May 28, 2002 (inception) through June 30, 2002 and 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Prime Rate Income & Dividend Enterprises, Inc. as of June 30, 2003 and 2002 and the results of its operations, changes in its stockholders' equity and its cash flows for the year ended June 30, 2002 and the periods from May 28, 2002 (inception) through June 30, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has minimal working capital and no business operations, which raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller and McCollom

MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
September 26, 2003

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                               June 30,       June 30,
                                                                 2003           2002
                                                              ----------     ----------
CURRENT ASSETS
    Cash                                                      $      136     $   10,000
    Deferred costs                                                58,500             --
                                                              ----------     ----------
      Total current assets                                        58,636         10,000

    Equipment                                                     20,000             --
                                                              ----------     ----------

           Total assets                                       $   78,636     $   10,000
                                                              ==========     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                     $  278,522     $    7,815
    Debentures payable and accrued interest                       38,800         10,000
    Current portion of notes payable                             190,000             --
                                                              ----------     ----------
      Total current liabilities                                  507,322         17,815

Note payable and accrued interest, net of current portion        180,800             --
                                                              ----------     ----------

      Total liabilities                                          688,122         17,815

Commitments and contingencies

STOCKHOLDERS' (DEFICIT)
    Preferred Stock, $10 par value; 10,000,000 shares
      authorized, no shares issued and outstanding                    --             --
    Common stock, no par value; 200,000,000 shares
      authorized, 18,285,000 and 15,000,000 shares issued
      and outstanding                                            176,000         15,000
    Deficit accumulated during the development period           (749,486)       (22,815)
    Less stock receivable                                        (36,000)            --
                                                              ----------     ----------
      Total stockholders' (deficit)                             (609,486)        (7,815)
                                                              ----------     ----------

           Total liabilities and stockholders' (deficit)      $   78,636     $   10,000
                                                              ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              May 28, 2002             May 28, 2002
                                                                              (Inception)               (Inception)
                                                   Year ending                  Through                   Through
                                                  June 30, 2003              June 30, 2002              June 30, 2003
                                              ----------------------     ----------------------     ----------------------
Revenues                                      $                   --     $                   --     $                   --

General and administrative expenses:
      Stock-based compensation                                38,250                     15,000                     53,250
      Consulting fees                                         58,400                         --                     58,400
      Professional fees                                       73,108                      7,815                     80,923
      Salaries                                               150,000                         --                    150,000
      Administrative expenses                                 32,313                         --                     32,313
      Fee for public reporting                               360,000                         --                    360,000
                                              ----------------------     ----------------------     ----------------------
Total general and administrative expenses                    712,071                     22,815                    734,886
                                              ----------------------     ----------------------     ----------------------

(Loss) from operations                                      (712,071)                   (22,815)                  (734,886)

Interest expense                                             (14,600)                        --                    (14,600)
                                              ----------------------     ----------------------     ----------------------

Net (loss) before income taxes                              (726,671)                   (22,815)                  (749,486)

Provision for income taxes                                        --                         --                         --
                                              ----------------------     ----------------------     ----------------------

Net (loss)                                    $             (726,671)    $              (22,815)    $             (749,486)
                                              ======================     ======================     ======================

Net (Loss) per common share                                     (.04)    $                  nil     $                 (.04)

Weighted average common shares outstanding                16,982,846                 15,000,000                 16,841,214

    The accompanying notes are an integral part of the financial statements.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIT)

                                                                      Deficit
                                                                     Accumulated
                                        Common Stock                 during the
                                          (No par)                   Development
                                 Shares             Amount              Period              Total
                             ---------------    ---------------    ---------------     ---------------
Common stock issued
  May 28, 2002 for
  services                        15,000,000    $        15,000    $            --     $        15,000

Net (loss) for the period
  from inception
  (May 28, 2002)
  through
  June 30, 2002                           --                 --            (22,815)            (22,815)
                             ---------------    ---------------    ---------------     ---------------

Balance,
  June 30, 2002                   15,000,000    $        15,000    $       (22,815)    $        (7,815)
                             ---------------    ---------------    ---------------     ---------------

Recapitalization in
  connection with plan of
  reorganization (Note 4)          3,000,000                 --                 --                  --

Common stock issued
  for cash                           148,000             74,000                 --              74,000

Common stock issued for
  consulting services                120,000             36,000                 --              36,000

Stock options issued                      --             38,250                 --              38,250

Stock options exercised               17,000             12,750                 --              12,750

Net (loss) for the year
  ending June 30, 2003                    --                 --           (726,671)           (726,671)

Less stock receivable                     --                 --                 --             (36,000)
                             ---------------    ---------------    ---------------     ---------------

Balance,
  June 30, 2003                   18,285,000    $       176,000    $      (749,486)    $      (609,486)
                             ===============    ===============    ===============     ===============

    The accompanying notes are an integral part of the financial statements.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           May 28, 2002       May 28, 2002
                                                                           (Inception)         (Inception)
                                                       Year Ending          Through              Through
                                                      June 30, 2003       June 30, 2002       June 30, 2003
                                                     ---------------     ---------------     ---------------
Cash flows from operating activities:
    Net loss                                         $      (726,671)    $       (22,815)           (749,486)
    Reconciling adjustments:
      Common stock issued for services                            --              15,000              15,000
      Options issued for services                             38,250                  --              38,250
      Interest added to notes payable                         14,600                  --              14,600
      Note issued for public reporting expense               360,000                  --             360,000
    Change in operating assets and liabilities:
      Prepaid expenses                                       (58,500)                 --             (58,500)
      Accounts payable and accrued expenses                  270,707               7,815             278,522
                                                     ---------------     ---------------     ---------------
Net cash (used for) operating activities                    (101,614)                 --            (101,614)

Cash flows from investing activities:
    Purchase of equipment                                    (20,000)                 --             (20,000)
                                                     ---------------     ---------------     ---------------
Cash provided by investing activities                        (20,000)                 --             (20,000)

Cash flows from financing activities:
    Proceeds from debenture                                   25,000              10,000              35,000
    Proceeds from sale of stock                               86,750                  --              86,750
                                                     ---------------     ---------------     ---------------
Cash provided by financing activities                        111,750              10,000             121,750

Net change in cash                                            (9,864)             10,000                 136
Beginning cash balance                                        10,000                  --                  --
                                                     ---------------     ---------------     ---------------
Ending cash balance                                  $           136              10,000     $           136
                                                     ===============     ===============     ===============

Supplemental disclosure of cash flow information:
    Cash paid during the period for -
      Interest                                       $            --     $            --     $            --
      Income taxes                                   $            --     $            --     $            --

    The accompanying notes are an integral part of the financial statements.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Prime Rate Income & Dividend Enterprises, Inc. ("Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

Organization and Description of Business

The Company was incorporated in the State of Colorado on May 1, 1995.

The Company is a development-stage marketing and distribution company, which plans to provide medical devices and support services to the healthcare industry.

Principles of Consolidation

The accompanying consolidated financial statements include the Company and its' wholly owned subsidiary, U.S. Medical Systems, Inc. ("Medical"). All inter-company accounts have been eliminated in the consolidation.

Revenue Recognition

The company does not yet have any revenues. It is the company's policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin
(SAB) No. 101, "Revenue Recognition in Financial Statements. Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Earnings (Loss) Per Share

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. The company does not show diluted earnings per share because it would be anti-dilutive.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Estimated Fair Value of Financial Instruments

The carrying value of accounts payable, and other financial instruments reflected in the financial statement approximates fair value due to the short-term maturity of the instruments. The fair value of its debentures and notes payable cannot be determined because there is no market for similar investments.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The company currently has no components of comprehensive income other than net loss.

Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Valuation of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Property and Equipment

The Company depreciates property and equipment in amounts sufficient to recover asset costs over their estimated useful lives.

Equipment of $20,000 at June 30, 2003 is not yet in service, and therefore is not being depreciated.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other

The Company's fiscal year end is June 30.

The Company paid no dividends during the periods presented.

The Company consists of one reportable business segment.

All of the Company's assets are located in the United States.

NOTE 2 - BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has minimal working capital and no business operations. This fact raises substantial doubt about the Company's ability to continue as a going concern. Management plans to raise additional capital in accordance with its business plan.

NOTE 3 - DEVELOPMENT STAGE COMPANY

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 4 - ACQUISITION OF U.S. MEDICAL SYSTEMS, INC. AND PLAN OF REORGANIZATION

In November of 2002, the Company entered into an agreement and plan of reorganization with U.S. Medical Systems, Inc. ("Medical") where the Company agreed to acquire Medical. In the agreement, all the outstanding shares of Medical were exchanged for 15 million shares of the Company. Additionally, the agreement called for the spin-off of Pride, Inc., the previous operating subsidiary of the Company, to the prior existing shareholders of the Company, and for a note to be executed by the Company to Pride, Inc. in the amount of $360,000, bearing 4.25% interest, payable in monthly installments of $10,000. The note is secured by 7.5 million shares of the 15 million shares of PRIDE common stock issued to the shareholders of Medical. As of the date of this report, the current monthly installments are due and not paid.

The agreement further provides for the issuance of 1,650,000 shares of the Company's stock to Pride, Inc. and to reserve three million shares of its common stock for future issuance in connection with capital raising activities and for a future employee stock plan. The issuance of the above total shares, when combined with the common stock then outstanding of 1,350,000,

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

would total 18 million shares. After the transaction, the prior shareholders of Medical own 83% of the Company. The Company agrees to issue no more shares for two years except in connection with capital raising activities. Certain restrictions apply to the transferability of the common stock issuable to Pride, Inc. and the Company will have the first right to repurchase such shares and an 18 month option to buy up to 1 million shares at $1.00 per share.

The acquisition is accounted for as a reverse acquisition, which is a capital transaction and not a business combination. Accordingly, the financial statements of the acquired company (Medical) are presented for historical comparative purposes. Because Medical did not exist before May 28, 2002, prior year comparative figures are not presented.

NOTE 5 - CONVERTIBLE DEBENTURES PAYABLE

During June, 2002, the Company's subsidiary issued a convertible debenture, unsecured, due in one year, in the amount of $10,000 with an interest rate of 18% per annum. The debenture is convertible at any time into common stock of the company at a price equal to 50% of the market price, but not less than $.50. In the event that there is no market for the stock, the price will be $.50. As of the date of this report, the note is past-due.

During September, 2002 the Company's subsidiary issued a convertible debenture, unsecured, due September 30, 2003, in the amount of $25,000 with an interest rate of 12% per annum. The debenture is convertible at any time into common stock of the company at a price equal to 50% of the market price, but not less than $.50. In the event that there is no market for the stock, the price will be $.50.

NOTE 6 - STOCKHOLDERS' EQUITY

In November, 2002, the Company sold 148,000 shares of common stock for cash in a private placement for $74,000, which was an average price of $0.50 per share.

In April, 2003, the Company issued 120,000 shares, recorded at estimated fair value of $36,000 ($.30 per share), for consulting services. In June of 2003, the Company and the consultants voided the contracts by mutual agreement and no services were performed. The consultants agreed to return the shares issued but as of the date of this report have not done so. The shares issued are included in the outstanding stock in the accompanying financials statements and a deduction from equity has been shown for the stock receivable. As a non-cash transaction, the stock issued is not shown in the statement of cash flows.

NOTE 7 - STOCK-BASED COMPENSATION

The Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan allows the Company to award stock options, up to 1,000,000 shares, to directors, officers, and consultants of the Company and its affiliates. The plan is administered by the Company's Board of Directors, or its assigned committee, who has discretion as to the awards and terms of options to be issued.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company records costs for stock-based compensation under Statement of Financial Accounting Standards (SFAS) no. 123. As permitted by SFAS 123, the company applies the methods of APB 25 and related interpretations in accounting for stock options issued to employees. Options issued to non-employees are recorded at fair value.

The following is a table of outstanding options and changes during 2003 and 2002:

                                                                 Weighted
                                                     Non-         Average
                                      Employee     Employee      Exercise
                                       Options      Options        Price
                                      ---------    ---------     ---------
OPTIONS OUTSTANDING, June 30, 2002           --           --            --
       Options granted:
           Employees                         --           --            --
           Non-employees                     --       17,000           .75
       Options expired                       --           --            --
       Options exercised                     --      (17,000)          .75
                                      ---------    ---------     ---------
OPTIONS OUTSTANDING, June 30, 2003           --           --            --
                                      =========    =========     =========

Options granted during 2003:

                                                   Weighted Average
  Year and Exercise price relative to fair           Fair Value at        Weighted Average
         value of underlying stock                    Grant Date           Exercise Price
-----------------------------------------------    ------------------    ------------------
Year ending June 30, 2003:
   Exercise price equals fair value                      1.36                   .75

The fair value of each option granted was computed by the Black-Scholes method using the following weighted-average assumptions:

                                          Year Ended                Year Ended
                                         June 30, 2003             June 30, 2002
                                    ------------------------  ------------------------
Expected Volatility:                          225%                      --
Risk-free interest rate:                     1.69%                      --
Expected Dividends:                            --                       --
Expected Term in Years:                         1                       --

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS

During the year ending June 30, 2003, the Company incurred legal fees in the amount of $62,801 to a law firm in which an officer of the Company is a partner. $52,116 was outstanding at June 30, 2002.

NOTE 9 - INCOME TAXES

As of June 30, 2003, the Company had approximately $605,000 of net operating loss carryforward that expires in 2023. The Company had an estimated deferred tax asset of $91,000 related to the net operating loss carryforward, which is an increase for the period of the same amount. A valuation allowance has been provided for the total amount of the deferred tax asset, since the amounts, if any, of future revenues necessary to be able to utilize the carryover, are uncertain.

Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

   Income tax benefit at statutory rate resulting from net operating
     loss carryforward                                                              (15%)
   Deferred income tax allowance                                                     15%
                                                                            -----------------------
                                                                                      0%
                                                                            =======================

NOTE 10 - RISKS AND UNCERTAINTIES

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

NOTE 11 - COMMITMENTS

In July of 2002, the Company entered into an agreement with a consultant to assist the Company with its business plan and to assist in possible merger/buyout opportunities. The agreement calls for monthly payments of $10,000 per month for 12 month. The Company has accrued the payments due under this agreement, but the consultant has agreed to defer payment until the company obtains adequate funding as determined by the Company.

In October and December 2002, the Company entered into various contracts to purchase medical equipment for placement with customers or resale. The total commitment under these contracts is $317,000.

                 PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - SUBSEQUENT EVENTS

During July of 2003, the Company sold 3,200,000 shares of common stock for $160,000, which was an average price of $.05 per share.

During July of 2003, the Company agreed to issue 700,000 shares of common stock to consultants under the Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan.

                                U.S. MEDSYS CORP.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                                                                       March 31,      June 30,
                                                                        2004            2003
                                                                     (UNAUDITED)      (Note 1)
                                                                     ----------      ----------
                                                 ASSETS
CURRENT ASSETS
            Cash                                                     $2,048,180      $      136
            Prepaid costs and deposits                                  790,267          58,500
            Inventory                                                   130,000              --
                                                                     ----------      ----------
            Total current assets                                      2,968,447          58,636
                                                                     ----------      ----------
            Intangible assets, net of $30,300 accumulated
                        amortization                                    594,700              --
            Office equipment                                             18,640              --
            Equipment                                                    20,000          20,000
                                                                     ----------      ----------
            Total assets                                             $3,601,787      $   78,636
                                                                     ==========      ==========

                        LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
            Accounts payable and accrued expenses                    $  219,058      $  278,522
            Debentures payable and accrued interest                          --          38,800
            Current portion of notes payable                                 --         190,000
                                                                     ----------      ----------
            Total current liabilities                                   219,058         507,322
            Note payable and accrued interest,
                        net of current portion                               --         180,800
                                                                     ----------      ----------

                        Total liabilities                               219,058         688,122

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
            Preferred Stock, $10 par value; 10,000,000 shares
              authorized, no shares issued and outstanding                   --              --
            Common stock, no par value; 200,000,000 shares
              authorized, 28,115,546 and 18,285,000 shares
               issued and outstanding                                 5,173,774         140,000
            Common stock warrants                                        56,000
            Deficit accumulated during the development period        (1,811,045)       (749,486)
            Less stock receivable                                       (36,000)             --
                                                                     ----------      ----------
                        Total stockholders' equity (deficit)          3,382,729        (609,486)
                                                                     ----------      ----------

            Total liabilities and stockholders' equity (deficit)     $3,601,787      $   78,636
                                                                     ==========      ==========

     The accompanying notes are an integral part of the financial statements

                                U.S. MEDSYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                        THREE MONTHS      THREE MONTHS
                                                           ENDING            ENDING
                                                          MARCH 31,         MARCH 31,
                                                            2004              2003
                                                        ------------      ------------
REVENUES                                                $         --      $         --

General and administrative expenses:
              Consulting fees paid by issuing stock               --            38,250
              Consulting fees                                 24,010             2,500
              Professional fees                               32,118            20,198
              Salaries                                        96,287            60,000
              Administrative expenses                        107,410             4,761
              Amortization                                    30,300                --
                                                        ------------      ------------
Total general and administrative expenses                    290,125           125,709

(Loss) from operations                                      (290,125)         (125,709)

Interest expense                                             (62,162)           (3,113)
                                                        ------------      ------------

Net (loss) before taxes                                     (352,287)         (128,822)

Provision for income taxes                                        --                --
                                                        ------------      ------------

Net (loss)                                              $   (352,287)     $   (128,822)
                                                        ============      ============

Net (loss) per common share                             $      (0.01)     $      (0.03)
                                                        ============      ============

Weighted average common shares outstanding                26,500,947        17,000,000
                                                        ============      ============

     The accompanying notes are an integral part of the financial statements

                                U.S. MEDSYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                            MAY 28, 2002
                                                        NINE MONTHS       NINE MONTHS       (INCEPTION)
                                                           ENDING           ENDING            THROUGH
                                                          MARCH 31,        MARCH 31,          MARCH 31,
                                                            2004             2003              2004
                                                        ------------      ------------      ------------
REVENUES                                                $         --      $         --      $         --

General and administrative expenses:
              Consulting fees paid by issuing stock          425,000            38,250           478,250
              Consulting fees                                 90,570            58,400           148,970
              Professional fees                               68,208            62,567           149,131
              Salaries                                       249,620            90,000           399,620
              Administrative expenses                        125,506            28,367           157,819
              Fee for public reporting                            --           360,000           360,000
              License fees                                    30,300                --            30,300
                                                        ------------      ------------      ------------

Total general and administrative expenses                    989,204           637,584         1,724,090

(Loss) from operations                                      (989,204)         (637,584)       (1,724,090)

Interest expense                                             (72,355)           (6,676)          (86,955)
                                                        ------------      ------------      ------------

Net (loss) before taxes                                   (1,061,559)         (644,260)       (1,811,045)

Provision for income taxes                                        --                --                --
                                                        ------------      ------------      ------------

Net (loss)                                              $ (1,061,559)     $   (644,260)     $ (1,811,045)
                                                        ============      ============      ============

Net (loss) per common share                             $      (0.04)     $      (0.04)     $      (0.09)

Weighted average common shares outstanding                23,627,153        16,000,000        20,426,177
                                                        ============      ============      ============

     The accompanying notes are an integral part of the financial statements

                                U.S. MEDSYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                             MAY 28, 2002
                                                              NINE MONTHS     NINE MONTHS     (INCEPTION)
                                                                ENDING          ENDING         THROUGH
                                                               MARCH 31,       MARCH 31,       MARCH 31,
                                                                 2004            2003            2004
                                                              -----------     ----------      -----------
Cash flows from operating activities:
              Net loss                                        $(1,061,559)    $ (664,260)     $(1,811,045)
              Reconciling adjustments:
                 Amortization                                      30,300                          30,300
                 Common stock issued for services                 701,200                         716,200
                 Options issued for services                                                       38,250
                 Interest added to notes payable                    5,225                          19,825
                 Note issued for public reporting expense               -                         360,000
              Change in operating assets and liabilities:
                 Prepaid expenses                                (731,767)       (58,500)        (790,267)
                 Inventory                                       (130,000)                       (130,000)
                 Accounts payable and accrued activities          227,104        202,760          505,626
                                                              -----------     ----------      -----------
Net cash (used for) operating activities                         (959,497)      (520,000)      (1,061,111)

Cash flows from investing activities:
              Purchase of equipment                               (18,640)       (20,000)         (38,640)
              Purchase of intangible assets                      (625,000)       (20,000)        (625,000)
                                                              -----------     ----------      -----------
                                                                 (643,640)       (20,000)        (663,640)

Cash provided by investing activities
              Proceeds from debenture                                             25,000           35,000
              Proceeds from sale of stock                       3,696,181        125,000        3,782,931
              Repayment of note payable                           (45,000)                        (45,000)
              Proceeds from note payable                                         360,000
                                                              -----------     ----------      -----------
Cash provided by financing activities                           3,651,181        510,000        3,772,931

Net change in cash                                              2,048,044        (10,000)       2,048,180
Beginning cash balance                                                136         10,000
                                                              -----------     ----------      -----------
Ending cash balance                                             2,048,180              -        2,048,180
                                                              ===========     ==========      ===========

    The accompanying notes are an integral part of the financial statements

                                U.S. MEDSYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - FINANCIAL STATEMENTS

The accompanying consolidated financial statements included herein have been prepared by U.S. MedSys Corp. (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally found in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the June 30, 2003 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. In management's opinion, all adjustments necessary for a fair presentation of the Company's financial statements are reflected in the interim periods included.

Amounts shown for June 30, 2003 were taken from the audited financial statements of that date.

NOTE 2 - NAME CHANGE

In March 2004, a special shareholders meeting was held for the purpose of obtaining shareholder approval to change the Company's name from Prime Rate Income & Dividend Enterprises, Inc. to U.S. MedSys Corp. The motion was approved and the effective date for the name change to U.S. MedSys Corp. was the open of business March 29, 2004. The new symbol for U.S. MedSys Corp. is UMSY.

NOTE 3 - ACQUISITION OF U.S. MEDICAL SYSTEMS, INC. (NOW KNOW AS U.S. MEDSYS TECHNOLOGIES, INC.)

In November of 2002, the Company entered into an agreement and plan of reorganization with U.S. Medical Systems, Inc., a Nevada corporation (U.S. Medical Systems, Inc. changed its name to U.S. MedSys Technologies, Inc. in April 2004) ("USMT") whereby the Company acquired USMT.

The acquisition is accounted for as a reverse acquisition, which is a capital transaction and not a business combination. Accordingly, the financial statements of the acquired company (USMT) are presented for historical comparative purposes.

                                U.S. MEDSYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - STOCK TRANSACTIONS

During July, 2003, the Company issued 700,000 shares of common stock to consultants in payment of services. The shares were recorded at an estimated fair value of $46,200 ($.07 per share)

During November, 2003, the Company issued 2,620,000 shares of common stock to consultants in payment of services. The shares were recorded at an estimated fair value of $655,000 (weighted average $.25 per share)

During November, 2003, the Company exchanged one of its outstanding debentures, including accrued interest, for 44,747 shares of common stock valued at $12,638.

During November, 2003, the Company issued 1,023,000 shares of common stock in settlement of accounts payable of $287,730 to related parties.

During the six months ending December 31, 2003 the Company sold 3,290,000 shares of common stock for $169,000, which was an average of $.05 per share.

During March, 2004, the Company sold 2,152,799 shares of common stock for $3,767,399 less offering costs of $296,218 for a net increase in the Capital account of $3,471,121, which was $1.61 per share.

During January 2004, the Company issued a debenture for $200,000, at 10% interest (per annum), to one investor. Attached to the debenture was a two-year warrant to purchase 40,000 shares of restricted stock at $1.50 per share. The proceeds from the debenture was allocated between the debenture payable and warrants based on the fair market values of each. Prior to the end of the quarter the debenture was paid in full.

Pursuant to an agreement dated January 26, 2004 among the Company, Pride, Inc. (a former subsidiary of the Company) and a third party investor, the Company agreed to assign to the third party investor the Company's option to reacquire 1,650,000 shares of the Company owned by Pride, Inc. (which was given as part of the acquisition of USMT), the investor agreed to assume responsibility for the repayment of the $360,000 promissory note that the Company owed to Pride, Inc., and Pride, Inc. agreed to accept payment of the note from the investor. In March 2004, the third-party investor completed the purchase of the 1,650,000 shares from Pride, Inc., and the $360,000 promissory note was cancelled. The Company recorded the cancellation of the outstanding balance of the note and accrued interest in the amount of $356,025 as a contribution to capital.

                                U.S. MEDSYS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - INTANGIBLE ASSETS

During the quarter, the Company, through its wholly owned subsidiary, USMT, entered into a distribution agreement with Longport, Inc., a medical technology company that specializes in high resolution ultrasound imaging. USMT will distribute the Longport Model LDS-1 ultrasound skin scanner to physicians within networks of medical clinics. The Company paid $525,000 to Longport for the right to be the "Exclusive Distributor" of the scanner in the United States. The cost of this "License Agreement" will be amortized over the three year contract period.

During the quarter, USMT entered into a distribution agreement with Practice Management Corporation ("PMC") for the distribution of up to 200 ultrasound scanners per year, for a three year period. The Company agreed to pay $100,000 to PMC for the distribution agreement and the cost will be amortized over the three year contract period.

NOTE 6 - COMMITMENTS

Under the terms of the agreement with Longport, USMT agreed to purchase 1,900 scanner units over three years, with 300 systems to be purchased in year one, 600 systems to be purchased in year two and 1,000 systems to be purchased in year three. As a condition of the contract, USMT placed a $500,000 deposit towards the purchase of the initial 100 scanner units.

Under the terms of the agreement with PMC, USMT agreed to pay $100,000 to PMC, payable at the rate of $10,000 per month for ten months, plus a $5,000 placement fee for each scanner sold in PMC's network.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation and Bylaws provided that the Company may indemnify a controlling person, officer or director from liability for acting in such capacities, to the full extent permitted by the law of the State of Colorado. The Articles of Incorporation further provide that, to the full extent permitted by the Colorado Business Corporation Act, as the same exists or may hereafter be amended, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

         SEC filing fee for Registration Statement:                      $ 1,692
         Accounting Fees                                                 $ 5,000
         Legal Fees and Expenses                                         $24,500
         Miscellaneous                                                   $ 3,000
         Total:                                                          $34,192

All of the expenses above have been or will be paid by the Company.


                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities of the Company without registration within the past three fiscal years. Also included is information concerning transactions during the current fiscal year.

(a) In November 2002, the Company issued an aggregate of 25,000 shares of its common stock to three people in consideration of past services. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to
Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(b) In November 2002, pursuant to an Agreement and Plan of Reorganization between the Company and U.S. Medical Systems, Inc. ("USMS") (the "Reorganization Agreement"), the Company acquired 100% of the issued and outstanding common stock of USMS from the sole shareholder of USMS in exchange for an aggregate of 15,000,000 shares of the Company's common stock. Also pursuant to the Reorganization Agreement, the Company issued 1,650,000 shares of the Company's common stock to Pride, Inc., a former subsidiary of the Company. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to
Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(c) In November 2002, the Company sold 148,000 shares of its common stock at $.50 per share to one investor. Aggregate proceeds from the sale of the common stock was $74,000. In connection with the offering, the Company agreed to use its best efforts to file a registration statement to register the shares of common stock for resale by the investors within 180 days after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(d) In April 2003, the Company issued 10,000 shares of it common stock to one person to provide investment banking services to the Company on a non-exclusive basis for a period of one year. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(e) In July 2003 the Company sold 3,200,000 shares of its common stock at $.05 per share to six investors. Aggregate proceeds from the sale of the common stock was $160,000. In connection with the offering, the Company agreed to use its best efforts to file a registration statement to register the shares of common stock for resale by the investors. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(f) Between August and October 2003, the Company sold 90,000 shares of its common stock at $.10 per share to three investors. Aggregate proceeds from the sale of the common stock was $9,000. In connection with the offering, the Company agreed to use its best efforts to file a registration statement to register the shares of common stock for resale by the investors. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to
Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(g) On November 3, 2003, the Company issued an aggregate of 2,620,000 shares of its common stock, valued at $.25 per share for accounting purposes (the market value on the date of the transactions), pursuant to agreements with five consultants, in exchange for consulting services. The transactions did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transactions were exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(h) On November 3, 2003, the Company issued 560,000 shares of its common stock, valued at $.25 per share for accounting purposes (the market value on the date of the transaction), to Peter G. Futro, the Company's CEO, as payment in full of $140,000 in accrued salary the Company owed to Mr. Futro. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to
Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(i) On November 3, 2003, the Company issued 270,000 shares of its common stock, valued at $.25 per share for accounting purposes (the market value on the date of the transaction), to Futro & Associates, P.C., as payment in full of outstanding invoices totaling $67,552 for legal services the Company owed to Futro & Associates, P.C. The Company's CEO, Peter G. Futro, is a principal of Futro & Associates, P.C. However, Mr. Futro does not bill the Company for any of his time for legal work performed, and other attorneys at Futor & Associates, P.C., bills the Company at rates substantially below their normal hourly rates. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(j) On November 21, 2003, the Company issued 20,000 shares to a holder of a $10,000 debenture that the holder had purchased from the Company's wholly-owned subsidiary, U.S. Medical Systems, Inc. ("USMS") in June 2002. USMS had agreed to issue the holder 20,000 shares as additional consideration for purchasing the debenture, but the shares were never issued. When the Company acquired USMS in November 2002, the Company assumed these obligations. The holder also elected to convert the debenture ($12,638 in principal and accrued interest) into common stock of the Company, and the Company issued 19,747 shares of common stock in settlement of the debenture. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(k) On November 21, 2003, the Company issued 25,000 shares to a holder of a $25,000 debenture that the holder had purchased from the Company's wholly-owned subsidiary, U.S. Medical Systems, Inc. ("USMS") in October 2002. USMS had agreed to issue the holder 25,000 shares as additional consideration for purchasing the debenture, but the shares were never issued. When the Company acquired USMS in November 2002, the Company assumed these obligations. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(l) Between January 20 and March 16, 2004, the Company sold 2,152,799 shares of its common stock at $1.75 per share to 45 accredited investors. Aggregate proceeds from the sale of the common stock was $3,767,399. In connection with the offering, the Company agreed to use its best efforts to file a registration statement to register the shares of common stock for resale by the investors. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company paid to Summit Financial Partners a finder's fee equal to 7% of the gross proceeds. The Company believes that the transactions were exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.


                                LIST OF EXHIBITS

Exhibit No.    Description
-----------    -----------
3.3            The Company's Articles of Incorporation, as currently in effect.
               (Incorporated by reference to Exhibit 3.3 of the Company's quarterly report on Form 10-QSB for the period ended March 31, 2004.)

3.4 The Company's Bylaws, as currently in effect. (Incorporated by reference to Exhibit 3.3 of the Company's quarterly report on Form 10-QSB for the period ended March 31, 2004.)

4.1 Form of Securities Purchase Agreement between the Company and certain selling shareholders related to the purchase of common stock pursuant to private placement completed in March 2004. (Filed herewith.)

5.3            Legal opinion of Futro & Associates, P.C. (Filed herewith).

10.1           The Company's 2003 Stock Plan. (Incorporate by reference to
               Exhibit 10.1 of the Company's Registration Statement on Form S-8, SEC File No. 103255.)

10.4           Distribution Agreement between the Company's subsidiary, U.S.
               MedSys Technologies, Inc., and Longport, Inc. dated February 11, 2004. (Incorporated by reference to Exhibit 10.4 of the Company's quarterly report on Form 10-QSB for the period ended March 31, 2004.)

23.5           Consent of auditors, Miller & McCollom. (Filed herewith.)

23.6 Consent of counsel, Futro & Associates, P.C. (Incorporated by reference to Exhibit 5.3.)

                                  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

         (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on June 9, 2004.

                                U.S. MEDSYS CORP.

                                   /s/ Peter G. Futro
                              By:
                                 ---------------------------------------------
                                   Peter G. Futro, Chief Executive Officer and
                                   Chief Financial Officer

         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name                                    Title                   Date
----                                    -----                   ----
/s/ Peter G. Futro                      Director                June 9, 2004
----------------------
Peter G. Futro


/s/ George Anagnost                     Director                June 9, 2004
----------------------
George Anagnost


/s/ Kenton D. Sieckman                  Director                June 9, 2004
----------------------
Kenton D. Sieckman

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
3.3            The Company's Articles of Incorporation, as currently in effect.
               (Incorporated by reference to Exhibit 3.3 of the Company's quarterly report on Form 10-QSB for the period ended March 31,
               2004.)

3.4 The Company's Bylaws, as currently in effect. (Incorporated by reference to Exhibit 3.3 of the Company's quarterly report on Form 10-QSB for the period ended March 31, 2004.)

4.1 Form of Securities Purchase Agreement between the Company and certain selling shareholders related to the purchase of common stock pursuant to private placement completed in March 2004.
               (Filed herewith.)

5.3            Legal opinion of Futro & Associates, P.C. (Filed herewith).

10.1           The Company's 2003 Stock Plan. (Incorporate by reference to
               Exhibit 10.1 of the Company's Registration Statement on Form S-8,
               SEC File No. 103255.)

10.4           Distribution Agreement between the Company's subsidiary, U.S.
               MedSys Technologies, Inc., and Longport, Inc. dated February 11,
               2004. (Incorporated by reference to Exhibit 10.4 of the Company's quarterly report on Form 10-QSB for the period ended March 31, 2004.)

23.5           Consent of auditors, Miller & McCollom. (Filed herewith.)

23.6 Consent of counsel, Futro & Associates, P.C. (Incorporated by reference to Exhibit 5.3.)